EXHIBIT 10.1

AGREEMENT OF AMENDMENT

Dated as of February 16, 2006

Reference is made to (i) that certain Revolving Credit and Security Agreement dated as of February 25, 2003 (as from time to time and as hereby amended, the “Credit Agreement”) among XL Re Ltd (the “Borrower”), CAFCO, LLC (formerly Corporate Asset Funding Company, Inc., “CAFCO”), CRC Funding, LLC (formerly Corporate Receivables Corporation, “CRC”), CHARTA, LLC (formerly CHARTA Corporation, “CHARTA”), CIESCO, LLC (formerly CIESCO, L.P., “CIESCO”), Citibank, N.A. (“Citibank”), the other banks from time to time parties thereto and Citicorp North America, Inc., as agent (the “Agent”), and (ii) that certain Control Agreement dated as of February 25, 2005 (as from time to time amended, the “Control Agreement”) among the Borrower, the Agent and Mellon Bank, N.A. (the “Securities Intermediary”). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Control Agreement, as the case may be.

The parties to the Credit Agreement agree that, effective as of the date hereof, the definition of “Secondary Lender Stated Expiration Date” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the date “February 16, 2006” set forth therein with the date “March 6, 2006”.

The parties to the Credit Agreement agree that, effective as of the Extension Effective Date, the definition of “Secondary Lender Stated Expiration Date” set forth in Section 1.01 of the Credit Agreement is amended by replacing the date “March 6, 2006” set forth therein after giving effect to this Agreement of Amendment with the date “February 14, 2007”.

As used herein the term “Extension Effective Date” shall mean the date upon which the Borrower shall have received written notice from the Agent that such date shall have occurred.

The parties to the Credit Agreement hereby agree that, effective as of the date hereof, Section 4.01(l) of the Credit Agreement is hereby amended by replacing it in its entirety with the following:

“(l) Financial Condition. The audited consolidated financial statement of the Borrower as of December 31, 2004, certified by PricewaterhouseCoopers LLP independent auditors, fairly presents in conformity with GAAP the financial position of the Borrower and its consolidated Subsidiaries at such date and since such date, other than as disclosed in XL Capital Ltd’s filings with the SEC made on or prior to February 16, 2006, there has been no material adverse change in the business, financial condition or results of operations of the Borrower.

The parties to the Credit Agreement hereby agree that, effective as of the date hereof, Section 5.01(e) of the Credit Agreement is hereby amended by replacing it in its entirety with the following:

“(e) Audits. The Borrower shall biennially, if the Borrower’s financial strength shall be rated at least “A-” by S&P and at least “A3” by Moody’s, and annually if the Borrower’s financial strength shall not have at least both such ratings (or more frequently as the Agent may require after the occurrence of and during the continuance of a Default or an Event of Default) and at the sole cost and expense of the Borrower (i) cause an auditor selected by the Borrower and consented to in writing by the Agent (which consent shall not be unreasonably withheld if no Default or Event of Default has occurred and is continuing), to enter the premises of the Borrower and any Person to whom the Borrower delegates all or any portion of its duties under any Program Document and conduct a commercial finance examination of the books, records and accounts of the Borrower or such other Person relating to its business, financial condition, operations and the Borrower ‘s or such other Person’s performance under the Program Documents to which the Borrower is a party, (ii) permit such auditors to discuss the Borrower’s or such other Person’s affairs, financial condition and performance under this Agreement, the Custodial Agreement, the Control Agreement and the Fee Letter with the officers, partners, employees and accountants of the Agent, (iii) cause such auditor to provide to the Agent, for itself and as agent for the Secured Parties, with a certified report in respect of the foregoing, which shall be in form and scope reasonably satisfactory to the Agent, and (iv) authorize such auditor to discuss such affairs, finances and performance with representatives of the Agent and its designees; it being understood that such commercial finance examination and report of such auditors may be coordinated with the Borrower ‘s regular annual audit by the Borrower ‘s accountants; provided, that so long as no Default or Event of Default shall have occurred and be continuing the examinations, the discussions and the reports contemplated by clause (i), (ii), (iii) and (iv) of this Section 5.01(e) shall be limited in scope to the information, procedures and subject matter contemplated by Schedule VI hereto.”

The parties to the Credit Agreement hereby agree that, effective as of the date hereof, Schedule VI of the Credit Agreement is hereby amended by replacing it in its entirety with Annex A attached hereto.

The parties to the Control Agreement hereby agree that, effective as of the date hereof, Schedule I of the Control Agreement is hereby amended by replacing it in its entirety with Annex B attached hereto.

The Borrower represents and warrants to the Agent, Citibank, CAFCO, CRC, CHARTA and CIESCO that immediately after giving effect to this Agreement of Amendment, (i) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects, and (ii) no Default or Event of Default shall be continuing.

This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All references in any Program Document to the Credit Agreement or the Control Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement or the Control Agreement, as the case may be, as amended hereby, and the parties hereto agree that on and after the date hereof, the Credit Agreement and the Control Agreement, as amended hereby, are in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITICORP NORTH AMERICA, INC., as Agent By: /s/ Arthur Bovino Name: Arthur Bovino Title: Vice President	CITIBANK, N.A., as Secondary Lender By: /s/ Arthur Bovino Name: Arthur Bovino Title: Vice President
CAFCO, LLC, as Lender By: Citicorp North America, Inc., as Attorney-in-Fact By: /s/ Arthur Bovino Name: Arthur Bovino Title: Vice-President	CRC FUNDING, LLC, as Lender By: Citicorp North America, Inc., as Attorney-in-Fact By: /s/ Arthur Bovino Name: Arthur Bovino Title: Vice-President
CHARTA, LLC, as Lender By: Citicorp North America, Inc., as Attorney-in-Fact By: /s/ Arthur Bovino Name: Arthur Bovino Title: Vice-President	CIESCO, LLC, as Lender By: Citicorp North America, Inc., as Attorney-in-Fact By: /s/ Arthur Bovino Name: Arthur Bovino Title: Vice-President
XL RE LTD, as Borrower By: /s/ Gregory S. Hendrick Name: Gregory S. Hendrick Title: President & Chief Underwriting Officer	MELLON BANK, N.A., as Securities Intermediary, solely with respect to the Control Agreement By: /s/ Dawn V. Robertson Name: Dawn V. Robertson Title: Vice President